UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2026

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street
Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

On July 7, 2026, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), issued a press release announcing its entry into the Amended and Restated Agreement and Plan of Merger, dated July 2, 2026 (the “Merger Agreement”), by and among the Company, Azio AI Corporation, a Delaware corporation (“Azio AI”), EV-AZ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Azio AI, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and the closing of the transactions contemplated thereby, including the acquisition of Azio AI pursuant to the terms thereof (collectively, the “Transaction”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information About the Transaction and Where to Find it

The Company expects to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to the approval by the Company’s stockholders of the conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.00001 per share, issued in the Transaction into shares of the Company’s common stock, par value $0.00001 per share, in accordance with Listing Rule 5635 of The Nasdaq Stock Market LLC (the “Conversion Proposal”). The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and securityholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Conversion Proposal as they become available because they will contain important information about the Merger Agreement and the related transactions and the Conversion Proposal to be voted upon by the Company’s stockholders. Investors and securityholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from EVTV’s stockholders with respect to the Conversion Proposal under the rules of the SEC. Information about the directors and executive officers of EVTV is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on April 13, 2026, and in subsequent Quarterly Reports on Form 10-Q and other documents filed by the Company from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement, and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release of Envirotech Vehicles, Inc., dated July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: July 7, 2026	By:	/s/ Jason Maddox
Jason Maddox
Chief Financial Officer